Exhibit 10.6

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of January 14, 2021, by and among Authentic Equity Acquisition Corp., a Cayman Islands exempted company (the “Company”), and the party listed as the purchaser on the signature page hereof (the “Purchaser”).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Share(s)”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrant(s)”);

WHEREAS, on the date hereof, the Company and Authentic Equity Sponsor LLC, a Delaware limited liability company (the “Sponsor”), entered into that certain Private Placement Warrants Purchase Agreement, pursuant to which the Sponsor agreed to purchase 6,000,000 warrants (or up to 6,600,000 warrants if the underwriters exercise their over-allotment option to purchase additional Public Units in connection with the Company IPO) (the “Sponsor Private Placement Warrants”), in a private placement transaction occurring simultaneously with the closing of the Company IPO;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which, on the terms and conditions set forth herein, (i) immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell, and the Purchaser shall purchase, on a private placement basis, up to $50,000,000 of units, at a price of $10.00 per unit, each comprised of one Class A Share, par value of $0.0001 per share (the “Forward Purchase Shares”), and 0.425 of one warrant to purchase one Class A Share at an exercise price of $11.50, subject to adjustment (the “Forward Purchase Warrants” and, together with the Forward Purchase Shares, the “Forward Purchase Securities”), and (ii) if the Purchaser makes the purchase described in clause (i), the Company shall issue to the Purchaser in a private placement a number of Class B ordinary shares of the Company, par value $0.0001 per share (the “Class B Shares” and, together with the Class A Shares, the “Ordinary Shares”), and warrants, each exercisable to purchase one Class A Share at $11.50 per share, subject to adjustment, as set forth in Section 3 (the “Private Placement Warrants”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase of Rights. In exchange for the rights granted to the Purchaser hereunder, including the right to purchase the Forward Purchase Securities pursuant to Section 2 and the right to receive the Class B Shares and Private Placement Warrants pursuant to Section 3, the Purchaser shall pay to the Company by wire transfer of immediately available funds $824,500 (the “Rights Purchase Price”) to the Company’s operating account at First Republic Bank, in accordance with the Company’s wiring instructions, at least one (1) business day prior to the closing date of the IPO (the “IPO Closing Date”).

2. Sale and Purchase of Forward Purchase Securities.

(a) Forward Purchase Securities.

(i) Subject to the Purchaser’s delivery of an Acceptance Notice by the Acceptance Deadline, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (1) the number of Forward Purchase Shares which is the quotient of (x) the amount of capital committed to the Purchaser and allocated to this Agreement, which amount shall be no more than the lesser of (A) $50,000,000 and (B) 19.99% of the total pro forma equity outstanding at the time of the Business Combination Closing, including but not limited to any Ordinary Shares issued in connection with the IPO, this Agreement or any private placement or other offering or to any seller of the Target (the “Cap”) and (y) $10.00 (the “Number of Forward Purchase Shares”), plus (2) the number of Forward Purchase Warrants which is the product of (x) the number of Forward Purchase Shares as determined by clause (1) and (y) 0.425, the “Number of Forward Purchase Warrants”, for an aggregate purchase price of $10.00 multiplied by the number of Forward Purchase Shares issued and sold hereunder (the “FPS Purchase Price”). No fractional Forward Purchase Warrants will be issued.

(ii) Each Forward Purchase Warrant will have the same terms as each Warrant sold as part of the Public Units in the IPO, and will be subject to the terms and conditions of the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO (the “Warrant Agreement”). Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable on the later of 30 days after the Business Combination Closing and 12 months from the IPO Closing, and will expire five years after the Business Combination Closing or earlier upon redemption or the liquidation of the Company, as described in the Warrant Agreement.

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(iii) The Company shall keep the Purchaser reasonably informed as to the progress of identifying and evaluating potential Business Combination targets (each a “Target”). The Company shall use reasonable best efforts to provide the Purchaser with such information and access as may reasonably be requested by the Purchaser in connection with its rights hereunder, including (i) participation, upon reasonable advance notice, by senior management in a reasonable number of meetings, presentations and due diligence sessions at times and in locations reasonably acceptable to the Company, and (ii) furnishing the Purchaser, to the extent reasonably available to the Company, with documents or other information related to Target. Notwithstanding anything to the contrary herein, the Purchaser shall be excused from its obligation to purchase the Forward Purchase Securities in whole or in part in connection with a specific Business Combination (the “Right of Excusal”) for any reason, in its sole and absolute discretion, if it does not deliver an Acceptance Notice (as defined below) by the Acceptance Deadline (as defined below) as described below.

(iv) The Company agrees to keep the Purchaser reasonably informed of its intentions with regard to a potential Target or Business Combination and the Company shall be permitted to regularly consult with the Purchaser regarding any such potential Target or Business Combination.

(v) At least seven (7) Business Days prior to any vote of the Board of Directors of the Company (the “Board”) to approve the execution of a definitive agreement for a Business Combination with a Target (a “Definitive Agreement”), written notice (the “Transaction Notice”) of the Company’s intention to hold such a Board vote shall be delivered by the Company to the Purchaser (the date the Transaction Notice is delivered to the Purchaser being referred to herein as the “Notice Date”). The Transaction Notice shall set forth the material terms and such other information as may be reasonably necessary for the Purchaser to evaluate the terms of the Business Combination.

(vi) The Purchaser shall have until the end of the fifth (5th) Business Day after the Notice Date (such date, the “Acceptance Deadline”) to deliver written notice (an “Acceptance Notice”) to the Company that it will purchase the Forward Purchase Securities in whole or in part. The Company shall not call for a Board vote on the proposed Business Combination until after the Acceptance Deadline.

(vii) For the avoidance of doubt, if the Purchaser does not deliver an Acceptance Notice by the Acceptance Deadline, the Purchaser shall no longer have any right or obligation to purchase any Forward Purchase Securities.

(viii) The Purchaser acknowledges and understands that in order to participate in the Company’s interactions with any Target, and in order to receive information possessed by the Company related to any Target, the Purchaser will be required to enter into or be joined to confidentiality and nondisclosure agreements on customary and reasonable terms with such Target restricting the use and disclosure of such information, and that, under certain circumstances, the Purchaser may come into possession of material, nonpublic information regarding a publicly traded company.

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(ix) In the event the Company and the Purchaser mutually agree to sell and purchase Forward Purchase Securities as described in Section 2(a)(i) hereof, the Company shall deliver written notice to the Purchaser, prior to 9:30 a.m., New York time, on the third (3rd) Business Day before the day on which the Purchaser is required to fund the FPS Purchase Price to the Escrow Account (as defined below) (or an alternative account agreed to by the Company and the Purchaser) as provided in the immediately succeeding sentence, specifying the number of Forward Purchase Securities the Purchaser is required to purchase, the anticipated date of the Business Combination Closing, the aggregate FPS Purchase Price and instructions for wiring the FPS Purchase Price to an account (the “Escrow Account”) of a third-party escrow agent, which shall be the Company’s transfer agent (the “Escrow Agent”), to be established pursuant to an escrow agreement between the Company and the Escrow Agent (the “Escrow Agreement”). The Escrow Account shall be same escrow account established by the Company for purposes of the IPO Closing and the Company shall provide the Purchaser with a copy of such Escrow Agreement promptly upon request. At least one (1) Business Day before the anticipated date of the Business Combination Closing specified in such written notice, the Purchaser shall deliver the FPS Purchase Price in cash via wire transfer to the account specified in such written notice, to be held in escrow pending the Business Combination Closing. If the Business Combination Closing does not occur within twenty (20) days after the Purchaser delivers the FPS Purchase Price to the Escrow Agent, the Escrow Agreement will provide that the Escrow Agent shall automatically return to the Purchaser the FPS Purchase Price, provided that the return of the FPS Purchase Price placed in escrow shall not result in the termination of this Agreement or otherwise relieve either party of any of its obligations hereunder. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(x) The closing of the sale of the Forward Purchase Securities (the “FPS Closing”) shall be held on the same date as, and immediately prior to, the Business Combination Closing (such date being referred to as the “Closing Date”). At the FPS Closing and in exchange for the FPS Purchase Price, the Company will issue to the Purchaser the Forward Purchase Securities, registered in the name of the Purchaser.

(b) Delivery of Forward Purchase Securities.

(i) The Company shall register the Purchaser as the owner of the Forward Purchase Securities purchased by the Purchaser hereunder in the register of members of the Company and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the FPS Closing.

(ii) Each register and book entry for the Forward Purchase Securities purchased by the Purchaser hereunder shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

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(c) Legend Removal. If the Forward Purchase Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then, at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Forward Purchase Securities without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Forward Purchase Securities in violation of applicable law.

(d) Registration Rights. The Purchaser shall have registration rights with respect to the Forward Purchase Securities as set forth on Exhibit A (the “Registration Rights”).

3. Issuance of Class B Shares and Warrants.

(a) The parties agree that if, and only if, the Purchaser purchases the maximum number of Forward Purchase Securities available to it at the FPS Closing in accordance with the terms and conditions of this Agreement (and for the avoidance of doubt, after giving effect to the Cap), then at the Business Combination Closing and prior to the conversion of the Class B Shares into Class A Shares in accordance with the terms thereof, the Company shall issue to the Purchaser (i) a number of Class B Shares that is equal to 12.5% of the aggregate number of Class B Shares outstanding at the Business Combination Closing prior to the conversion of such Class B Shares into Class A Shares pursuant to the terms thereof and after giving effect to the issuance of any Class B Shares as a result of anti-dilution rights or other adjustments and the number of Class B Shares transferred, assigned, sold or forfeited in connection with the Business Combination but excluding 115,000 Class B Shares from such calculation; and (ii) a number of Private Placement Warrants equal to 12.5% of the aggregate number of Private Placement Warrants outstanding at the Business Combination Closing prior to the conversion of such Class B Shares into Class A Shares pursuant to the terms thereof and after giving effect to any Private Placement Warrants transferred, assigned, sold or forfeited in connection with the Business Combination.

(b) The Company shall register the Purchaser as the owner of the Class B Shares and the Private Placement Warrants in the register of members of the Company and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the Business Combination Closing.

(c) Each register and book entry for the Class B Shares and the Private Placement Warrants shall contain a notation, and each certificate (if any) evidencing the Class B Shares and the Private Placement Warrants shall be stamped or otherwise imprinted with a legend (i) with respect to the Class B Shares, as set forth in Section 5.2 of that certain Securities Subscription Agreement, dated as of September 30, 2020, between the Company and the Sponsor, and (ii) with respect to the Private Placement Warrants, as set forth in Exhibit B to the Warrant Agreement.

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(d) Upon the issuance by the Company of the Class B Shares and the Private Placement Warrants, the Purchaser shall enter into a joinder to that certain Registration and Shareholder Rights Agreement, dated as of the IPO Closing Date, among the Company, the Sponsor and the other signatories thereto (the “Registration Rights Agreement”), providing for registration rights with respect to such Class B Shares and Private Placement Warrants.

(e) Notwithstanding the foregoing, in the event that all of the Class B Shares are converted by the holders thereof at or prior to the Closing Date, then the Purchaser will receive on the Closing Date a number of Class A Shares equal to the number of Class A Shares that the Purchaser would have received upon conversion of the Class B Shares that the Purchaser would have been entitled to on the Closing Date pursuant to the terms hereof.

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

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(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities, Class B Shares and Private Placement Warrants to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities, Class B Shares or Private Placement Warrants. If the Purchaser was formed for the specific purpose of acquiring the Forward Purchase Securities, Class B Shares or Private Placement Warrants, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering and sale of the Forward Purchase Securities, Class B Shares and Private Placement Warrants, as well as the terms of the IPO, with the Company’s management.

(g) Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Securities, Class B Shares and Private Placement Warrants to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Securities, Class B Shares and Private Placement Warrants (including the securities issued or issuable upon the conversion or exercise thereof), are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser may be required to hold the Forward Purchase Securities, Class B Shares and Private Placement Warrants (including the securities issued or issuable upon the conversion or exercise thereof) indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Securities, Class B Shares, Private Placement Warrants or any Class A Shares which the Forward Purchase Securities, Class B Shares or Private Placement Warrants may be converted into or exercised for, for resale, except pursuant to the Registration Rights and the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, Class B Shares and Private Placement Warrants, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company filed the Registration Statement for the IPO with the SEC. The Purchaser understands that the offering of the Forward Purchase Securities, Class B Shares and Private Placement Warrants hereunder is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such offering of the Forward Purchase Securities, Class B Shares and Private Placement Warrants.

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(h) No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Securities, Class B Shares or Private Placement Warrants, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Securities, Class B Shares or Private Placement Warrants.

(i) High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Securities, Class B Shares and Private Placement Warrants involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j) Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k) Residence. The principal place of business of the Purchaser is the office located at the address of the Purchaser set forth on the signature page hereof.

(l) Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(m) Adequacy of Financing. The Purchaser has, or will have, from and after receipt of capital commitments not subject to opt-out rights (or for which the party with such opt-out rights has agreed to fund in respect of this Agreement) in an aggregate amount not less than the FPS Purchase Price, available to it sufficient funds to satisfy its obligations under this Agreement.

(n) Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with any underwriter of the IPO or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(o) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the offering, sale and purchase of the Forward Purchase Securities, Class B Shares or Private Placement Warrants and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 5 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

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5. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a) Incorporation and Corporate Power. The Company is an exempted company duly incorporated and validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b) Capitalization. The authorized share capital of the Company consists, as of the date hereof, of:

(i) 300,000,000 Class A Shares, none of which are issued and outstanding;

(ii) 30,000,000 Class B Shares, 7,000,000 of which are issued and outstanding; and all of the outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws; and

(iii) 1,000,000 preference shares, none of which are issued and outstanding.

(c) Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Securities, Class B Shares and Private Placement Warrants at the FPS Closing, and the securities issuable upon conversion or exercise thereof has been taken or will be taken prior to the FPS Closing, as applicable. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the FPS Closing, and the issuance and delivery of the Forward Purchase Securities, Class B Shares and Private Placement Warrants and the securities issuable upon conversion or exercise thereof has been taken or will be taken prior to the FPS Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

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(d) Valid Issuance of Forward Purchase Securities, Class B Shares and Private Placement Warrants.

(i) The Forward Purchase Securities and Class B Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company, and the securities issuable upon conversion or exercise of the Forward Purchase Securities, Class B Shares and Private Placement Warrants, when issued in accordance with the terms of the Forward Purchase Securities, Class B Shares, Private Placement Warrants and this Agreement, and registered in the register of members of the Company, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 5(e) below, the Forward Purchase Securities, Class B Shares and Private Placement Warrants will be issued in compliance with all applicable federal and state securities laws. As of the FPS Closing, a number of Class A Shares not less than the number of Class A shares issuable under the Forward Purchase Warrants, Class B Shares and Private Placement Warrants have been duly authorized and reserved for issuance.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)—(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings pursuant to Regulation D of the Securities Act, applicable state securities laws, and pursuant to the Registration Rights and Registration Rights Agreement.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not result in any violation or default (i) of any provisions of the Company’s memorandum and articles of association, as they may be amended from time to time (the “Articles”) or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which the Company is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which the Company is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which the Company is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g) Operations.  As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with the IPO and offerings of the Forward Purchase Securities, Class B Shares and Private Placement Warrants.

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(h) Foreign Corrupt Practices.  Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i) Compliance with Anti-Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k) No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities, Class B Shares and Private Placement Warrants.

(l) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 5 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the offering, sale and purchase of the Forward Purchase Securities, Class B Shares and Private Placement Warrants, the IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by any of the Purchaser Parties.

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6. Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a) Trust Account.

(i) The Purchaser hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the IPO Closing. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Class A Shares issued in the IPO (the “Public Shares”) held by it; provided that this Section 6(a)(i) shall expire and have no further force or effect once the proceeds in the Trust Account have been distributed to the Company.

(ii) The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall not pursue such Claim against the Trust Account or against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it; provided that this Section 6(a)(ii) shall expire and have no further force or effect once the proceeds in the Trust Account have been distributed to the Company.

(b) No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 6(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

7. Additional Agreements of the Company.

(a) No Material Non-Public Information.  The Company agrees that no information provided to the Purchaser in connection with this Agreement will, upon the IPO Closing, constitute material non-public information of the Company.

(b) Nasdaq Listing.  The Company will use reasonable best efforts to effect and maintain the listing of the Class A Shares on the Nasdaq (or another national securities exchange).

(c) No Amendments to the Articles.  The Articles will be in substantially the same form of Exhibit B hereto and will not be amended in any material respect prior to the IPO Closing without the Purchaser’s prior written consent.

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8. FPS Closing Conditions.

(a) The obligation of the Purchaser to purchase the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i) The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Securities;

(ii) The Purchaser has delivered an Acceptance Notice by the Acceptance Deadline.

(iii) The Company shall have delivered to such Purchaser a certificate evidencing the Company’s good standing as a Cayman Islands exempted company, as of a date within ten (10) Business Days of the Closing Date;

(iv) The representations and warranties of the Company set forth in Section 5 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(v) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the FPS Closing; and

(vi) No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchaser of the Forward Purchase Securities.

(b) The obligation of the Company to sell the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Securities;

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(ii) The representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii) The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPS Closing; and

(iv) No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchaser of the Forward Purchase Securities.

9. Termination. This Agreement may be terminated at any time prior to the FPS Closing:

(a) by mutual written consent of the Company and the Purchaser; or

(b) automatically:

(i) if the IPO is not consummated on or prior to twelve months from the date of this Agreement;

(ii) if the Business Combination is not consummated within 24 months from the  IPO Closing, or such later date as may be approved by the Company’s shareholders in accordance with the Articles; or

(iii) if the Purchaser does not deliver an Acceptance Notice by the Acceptance Deadline.

In the event of any termination of this Agreement pursuant to Section 9(b)(i), the Rights Purchase Price (and interest thereon, if any), if previously paid, shall be promptly returned to the Purchaser in accordance with written instructions provided by the Purchaser to the Company. In the event of any termination of this Agreement pursuant to this Section 9, the FPS Purchase Price (and interest thereon, if any), if previously paid, shall be promptly returned to the Purchaser in accordance with written instructions provided by the Purchaser to the Company. Following the termination of this Agreement and the return of the Rights Purchase Price or the FPS Purchase Price, as applicable, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 9 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.  Section 6(a) shall survive termination of this Agreement.

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10. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Authentic Equity Acquisition Corp., 32 Elm Place, 2nd Floor, Rye, NY 10580, Attn: David Hooper, email: dhooper@authenticequityllc.com, with a copy to the Company’s counsel at: Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn: Christian O. Nagler and Debbie P. Yee, email: cnagler@kirkland.com and debbie.yee@kirkland.com, fax: (212) 446-4900.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 10(a).

(b) No Finder’s Fees. Other than fees payable to the underwriters of the IPO or any other investment bank or financial advisor who assists the Company in sourcing targets for a Business Combination, which fees shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the FPS Closing.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

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(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the Purchaser may assign and delegate all or a portion of its rights and obligations to purchase the Forward Purchase Securities to (i) a wholly-owned subsidiary of the Purchaser with advance notice to the Company or (ii) one or more other persons not covered by subsection (i) upon the consent of the Company (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that no consent of the Company shall be required if such assignment or delegation is to an affiliate of Purchaser; provided, further, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder (including its obligation to purchase the Number of Forward Purchase Shares and the Number of Forward Purchase Warrants hereunder) and the Company shall be entitled to pursue all rights and remedies against the Purchaser subject to the terms and conditions hereof.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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(k) Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Company and the Purchaser will be responsible for payment of its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance and resale of the Forward Purchase Securities, Class B Shares, Private Placement Warrants and the securities issuable upon conversion or exercise thereof.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r) Specific Performance. Each of the Company and the Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser (on the part of the Company) or the Company (on the part of the Purchaser) in accordance with the terms hereof and that the Company or the Purchaser (as the case may be) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

GENERAL ELECTRIC PENSION TRUST
By: SSGA Funds Management, Inc., its Investment Advisor

By:	/s/ David B. Stewart
Name:	David B. Stewart
Title: Managing Member and Authorized Signatory

Address for Notices:

c/o State Street Global Advisors
1600 Summer Street
Stamford, CT 06905
Attention: Anandh Hari; Mike Pastore
Email: Anandh_Hari@ssga.com; Mike_Pastore@ssga.com

with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Joseph A. Smith
Email: joseph.smith@srz.com

COMPANY:

AUTHENTIC EQUITY ACQUISITION CORP.

By:	/s/ David Hooper
Name:	David Hooper
Title:	Chairman and Chief Executive Officer

 [Signature Page to Forward Purchase Agreement]

Exhibit A

Registration Rights

1. The Company shall use reasonable best efforts to, promptly, but in no event later than thirty (30) days after the Business Combination Closing, prepare and file a registration statement on Form S-3 (including any successor registration statement covering the resale of the Registrable Securities (as defined below) or other appropriate form covering the resale of the Registrable Securities, a “Resale Shelf”) registering the resale of (i) all Forward Purchase Shares, Forward Purchase Warrants and Class A Shares issued or issuable upon exercise of the Forward Purchase Warrants (the “Warrant Shares”), (ii) any other Class A Shares or Warrants that may be acquired by the Purchasers after the date of this Agreement, including any time after the Business Combination Closing (excluding the Class A Shares issuable upon conversion of the Class B Shares and the Private Placement Warrants; provided, however, such securities shall be included in the Resale Shelf if able pursuant to the terms of the Registration Rights Agreement) and (iii) any other equity security of the Company issued or issuable with respect to the securities referred to in clauses (i) and (ii) by way of a share capitalization or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, for so long as such securities are held by the Purchaser or its assignees under the Agreement (each, a “Holder”), the “Registrable Securities”) on a continuous basis pursuant to Rule 415 under the Securities Act; provided, that if Form S-3 is unavailable for such a registration, the Company shall register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and undertake to register the Registrable Securities on Form S-3 as soon as such form is available. The Company shall use its reasonable best efforts to cause the Resale Shelf to be declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act promptly thereafter, but in no event later than sixty (60) days after the initial filing of the Resale Shelf. The Company shall use its reasonable best efforts to maintain the effectiveness of such Resale Shelf with respect to each Holder’s Registrable Securities and to ensure the Resale Shelf does not contain a material omission or misstatement, including by way of amendment or other update, as required, until the earlier of (A) the date on which such Holders shall have sold all of the Registrable Securities covered by the Resale Shelf and (B) the date all of such Holder’s Registrable Securities covered by the Resale Shelf can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act.

2. Any Holder may, after the Resale Shelf becomes effective, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Resale Shelf is intended to be conducted through a firm commitment underwritten offering (an “Underwritten Offering”); provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, which is not to be unreasonably withheld, conditioned or delayed, (i) launch an Underwritten Offering the anticipated gross proceeds of which shall be less than $10,000,000 (unless the Holders are proposing to sell all of their remaining Registrable Securities), (ii) launch more than three Underwritten Offerings at the request of the Holders within any three-hundred sixty-five (365) day-period or (iii) launch an Underwritten Offering within the period commencing fourteen (14) days prior to and ending two (2) days following the Company’s scheduled earnings release date for any fiscal quarter or year.  In the event of an Underwritten Offering, the Holders representing a majority-in-interest of the Registrable Securities to be included in any such Underwritten Offering (the “Required Holders”) shall (i) select the managing underwriter(s) for the Underwritten Offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld, conditioned or delayed, and (ii) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees.  If the underwriter(s) for any Underwritten Offering pursuant to this paragraph 2 (each, a “Secondary Offering”) advise the Company and the Holders that, in their good faith opinion, marketing factors require a limitation on the number of securities that may be included in such Secondary Offering, the number of securities to be so included shall be allocated as follows: (i) first, to the Holders that have requested to participate in such Secondary Offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such Secondary Offering by such Holders, and (ii) second, to the holders of any other securities of the Company that have been requested to be so included.

3. Upon receipt of prior written notice by any Holder that they intend to effect a sale of Registrable Securities held by them as are then registered pursuant to the Resale Shelf, the Company shall use its reasonable best efforts to cooperate in such sale (whether or not such sale constitutes an Underwritten Offering), including by amending or supplementing the prospectus related to such Resale Shelf as may be reasonably requested by such Holder for so long as such Holder holds Registrable Securities.

4. In the event the Company is prohibited by applicable rule, regulation or interpretation by the staff (the “Staff”) of the SEC from registering all of the Registrable Securities on the Resale Shelf or the Staff requires that any Holder be specifically identified as an “underwriter” in order to permit such registration statement to become effective, and such Holder does not consent in writing to being so named as an underwriter in such registration statement, the Company agrees to promptly inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf as required by the SEC. The number of Registrable Securities to be registered on the Resale Shelf will be reduced on a pro rata basis among all Holders to be so included, unless otherwise required by the Staff, so that the number of Registrable Securities to be registered is permitted by the Staff and such Holder is not required to be named as an “underwriter”; provided, that any Registrable Securities not registered due to this paragraph 4 shall thereafter as soon as allowed by the SEC guidance be registered to the extent the prohibition no longer is applicable.

5. If at any time the Company proposes to file a registration statement (a “Registration Statement”) on its own behalf, or on behalf of any other Persons who have registration rights (“Other Holders”), relating to an Underwritten Offering of ordinary shares (a “Company Offering”), then the Company will provide the Holders with notice in writing (an “Offer Notice”) at least five (5) Business Days prior to such filing, which Offer Notice will offer to include in the Registration Statement the Registrable Securities held by each Holder (the “Piggyback Securities”). Within three (3) Business Days after receiving the Offer Notice, each Holder may make a written request (a “Piggyback Request”) to the Company to include some or all of such Holder’s Registrable Securities in the Registration Statement. If the underwriter(s) for any Company Offering advise the Company that, in their good faith opinion, marketing factors require a limitation on the number of securities that may be included in the Company Offering, the number of securities to be so included shall be allocated as follows: (i) first, to the Company, if the Registration Statement is filed on its own behalf, or to the Other Holders, if the Registration Statement is filed on such Other Holders’ behalf; and (ii) second, to the Holders and any other holders of similar piggyback rights, based pro rata on the value of the securities requested to be sold in such Company Offering by each requesting Holder.

6. In connection with any Underwritten Offering, the Company shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by any Holder) in order to facilitate the disposition of such Registrable Securities as are reasonably necessary or required, and in such connection enter into a customary underwriting agreement that provides for customary opinions, comfort letters and officer’s certificates and other customary deliverables.

7. The Company shall pay all fees and expenses incident to the performance of or compliance with its obligation to prepare, file and maintain the Resale Shelf (including the fees of its counsel and accountants). The Company shall also pay all Registration Expenses. For purposes of this paragraph 7, “Registration Expenses” shall mean the out-of-pocket expenses of any Secondary Offering and any Company Offering, including, without limitation, the following: (i) all registration and filing fees (including fees with respect to filings required to be made with FINRA and any securities exchange on which the Registrable Securities are then listed); (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Company; (v) reasonable fees and disbursements of all independent registered public accountants of the Company; and (vi) reasonable fees and expenses of one (1) legal counsel selected by the Required Holders not to exceed $75,000 per Secondary Offering, but shall not include any incremental selling expenses relating to the sale of Registrable Securities, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and, other than as set forth in clause (vi) of this paragraph 7, the fees and expenses of any legal counsel representing the Holders; provided that the Company shall only be responsible for expenses under clause (vi) with respect to two Secondary Offerings in any consecutive three-hundred sixty-five (365) day-period.

8. The Company may suspend the use of a prospectus included in the Resale Shelf by furnishing to the Holders a written notice (“Suspension Notice”) stating that in the good faith judgment of the Board of Directors of the Company, upon consultation with outside counsel, it would be either (i) prohibited by the Company’s insider trading policy (as if the Holders were covered by such policy) or (ii) materially detrimental to the Company and its shareholders for such prospectus to be used at such time; provided that any such suspension shall not be more than an aggregate of 120 days in any twelve (12) month period; provided further, that such right to suspend the use of a prospectus shall be exercised by the Company not more than once in any twelve (12) month period. The Holders shall not effect any sales of Registrable Securities pursuant to the Resale Shelf at any time after they have received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The Holders may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf following further written notice to such effect (an “End of Suspension Notice”) from the Company to the Holders. The Company shall act in good faith to permit any suspension period contemplated by this paragraph 8 of this Exhibit A to be concluded as promptly as reasonably practicable.

9. The Holders agree that, except as required by applicable law, the Holders shall treat as confidential the receipt of any Suspension Notice (provided that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a Holder of Registrable Securities in breach of the terms of this Agreement.

10. The Company shall indemnify and hold harmless the Holders, their respective directors and officers, partners, members, managers, affiliates, employees, agents, and representatives and each person, if any, who controls a Holder within the meaning of the Securities Act and the Exchange Act, including, but not limited to, the officers and directors, partners, members, managers, affiliates, employees, agents, and representatives of each such controlling person and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), promptly as incurred, arising out of, based upon or resulting from (i) any untrue statement or alleged untrue statement of any material fact contained in the Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto,(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto, in light of the circumstances in which they were made, not misleading and (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto; provided, however, that the Company shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission or so made in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing specifically for use in the preparation of the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by a Holder or any termination of this Agreement.

11. The Company’s obligation under paragraph 1 of this Exhibit A is subject to each Holder’s furnishing to the Company in writing such information as the Company reasonably requests for use in connection with the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Each Holder shall severally, and not jointly with any other selling stockholder named in the Resale Shelf, indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of material fact contained in the Resale Shelf, the related prospectus, or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for inclusion in such Resale Shelf, related prospectus or amendment or supplement thereto, as applicable; provided that the obligation to indemnify shall be individual, not joint and several, and shall be limited to the net amount of proceeds received by the applicable Holder from the sale of Registrable Securities pursuant to the Resale Shelf.

12. The Company shall cooperate with the Holders and use its reasonable best efforts, to the extent the Registrable Securities become freely tradable, to facilitate the timely preparation and delivery, in book-entry form with the Company’s transfer agent or certificates (if any), of the Registrable Securities to be offered pursuant to a Resale Shelf free of any restrictive legend and enable such book-entry or certificates (if any) to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as each Holder may request.

13. If requested by the Required Holders, the Company shall as soon as practicable, subject to any Suspension Notice, (i) incorporate in a prospectus supplement or post-effective amendment such information as each Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Required Holders.

14. As long as Registrable Securities are outstanding, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act, and to promptly furnish the Holders with true and complete copies of all such filings, unless filed through the SEC’s EDGAR system. The Company further covenants that it shall take such further action as the Holders may reasonably request, all to the extent required from time to time, to enable the Holders to sell the Forward Purchase Shares, Forward Purchase Warrants and Warrant Shares held by the Holders without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions, to the extent such exemption is available to the Purchaser at such time. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

15. The rights, duties and obligations of any Holder under this Exhibit A may be assigned or delegated by such Holder in conjunction with and to the extent of any transfer or assignment of Registrable Securities by such Holder to any transferee or assignee.

Exhibit B

Form of Amended and Restated Memorandum and Articles of Association of the Company

1

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

Memorandum OF association

of

Authentic Equity Acquisition Corp.

(ADOPTED BY SPECIAL RESOLUTION DATED 13 January 2021)

2

THE COMPANIES act (AS AMENDED)

COMPANY LIMITED BY SHARES

amended and restated MEMORANDUM of ASSOCIATION

OF

Authentic Equity Acquisition Corp.

(ADOPTED BY SPECIAL RESOLUTION DATED 13 january 2021)

1.	The name of the company is Authentic Equity Acquisition Corp. (the “Company”).

2.	The registered office of the Company will be situated at the offices of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands or at such other location as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.	The authorised share capital of the Company is US$33,100 divided into 300,000,000 Class A ordinary shares of a nominal or par value of US$0.0001, 30,000,000 Class B ordinary shares of a nominal or par value of US$0.0001 and 1,000,000 preference shares of a nominal or par value of US$0.0001 each provided always that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

3

THE COMPANIES act (AS AMENDED)

COMPANY LIMITED BY SHARES

amended and restated Articles OF association

of

Authentic Equity Acquisition Corp.

(ADOPTED BY SPECIAL RESOLUTION DATED 13 JANUARY 2021)

Ref: AB/kme/P3724-166622

i

THE COMPANIES act (AS AMENDED)

Company Limited by Shares

amended and restated ARTICLES OF ASSOCIATION

OF

Authentic Equity Acquisition Corp.

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to Authentic Equity Acquisition Corp. (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

Interpretation

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

Audit Committee” means the audit committee of the Company formed pursuant to Article 140 hereof, or any successor audit committee.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Business Combination” means a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving the Company, with one or more businesses or entities (the “target business”), which Business Combination: (a) must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Fund (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Fund) at the time of the agreement to enter into a Business Combination; and (b) must not be effectuated with another blank cheque company or a similar company with nominal operations.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

11. “Class A Shares” means the Class A ordinary Shares in the capital of the Company of $0.0001 nominal or par value designated as Class A Shares, and having the rights provided for in these Articles.

12. “Class B Shares” means the Class B ordinary Shares in the capital of the Company of $0.0001 nominal or par value designated as Class B Shares, and having the rights provided for in these Articles.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Designated Stock Exchange” means any national securities exchange or automated quotation system on which the Company’s securities are traded, including but not limited to the NASDAQ Stock Market LLC, the NYSE MKT LLC, the New York Stock Exchange LLC or any OTC market.

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.

“Equity-Linked Securities” means any debt or equity securities that are convertible, exercisable or exchangeable for Class A Shares issued in a financing transaction in connection with the initial Business Combination, including but not limited to a private placement of equity or debt.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Founders” means the Sponsor and all Members immediately prior to the consummation of the IPO.

“Forfeiture Agreement” means an agreement between the Company and the Sponsor pursuant to which, if GEPT acquires the securities available to it under the Forward Purchase Agreement, the Sponsor will forfeit to the Company for no consideration a certain number of Class B Shares and Private Placement Warrants, on the terms set out therein.

“Forward Purchase Agreement” means an agreement between the Company and GEPT, pursuant to which: (i) GEPT may purchase, in its discretion, an amount designated by the Company, which amount will not exceed the lesser of (A) $50,000,000 of units and (B) a number of unis equal to 19.99% of the pro forma equity outstanding at the time of the closing of the initial business combination, including but not limited to, any Ordinary Shares issued in connection with the IPO, the Forward Purchase Agreement or any private placement or other offering or to any seller in the initial business combination, with each unit consisting of one Class A Share and 0.425 of one redeemable warrant, in a private placement transaction to occur concurrently with the closing of the Company’s initial Business Combination, and (ii) if GEPT makes the purchase described in clause (i) above, the Company will issue to GEPT, a number of Class B Shares and warrants on the terms set out therein.

“Forward Purchase Warrants” means warrants to purchase Class A Shares to be issued pursuant to the Forward Purchase Agreement.

“GEPT” means General Electric Pension Trust.

“Initial Conversion Ratio” means the meaning given to it in Article 14.

“Investor Group” means the Sponsor and its affiliates, successors and assigns.

“IPO” means the Company’s initial public offering of securities.

“IPO Redemption” means the meaning given to it in Article 161.

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Office” means the registered office of the Company as required by the Companies Act.

“Officers” means the officers for the time being and from time to time of the Company.

“Ordinary Resolution” means a resolution:

(a)	passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

13. “Ordinary Shares” means the Class A Shares and the Class B Shares.

14. “Over-Allotment Option” means the option of the Underwriters to purchase up to an additional 15% of the units sold in the IPO at a price equal to $10.00 per unit, less underwriting discounts and commissions.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Preference Shares” means the Preference Shares in the capital of the Company of $0.0001 nominal or par value designated as Preference Shares, and having the rights provided for in these Articles.

“Private Placement Warrants” mean the warrants to be issued to the Sponsor in a private placement simultaneously with the closing of the IPO and upon conversion of working capital loans, if any, and the warrants to be issued to GEPT under the Forward Purchase Agreement (other than the Forward Purchase Warrants), if any.

“Public Shares” means the Class A Shares issued as part of the units issued in the IPO.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.

“Redemption Price” has the meaning given to it in Article 161.

“Register” means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“SEC” means the United States Securities and Exchange Commission.

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Series” means a series of a Class as may from time to time be issued by the Company.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)	passed by a majority of not less than two-thirds (or with respect to amending Articles 95 and 113(d), prior to the consummation of a Business Combination, a majority of not less than 90% of the votes cast at a meeting of the Shareholders) of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Sponsor” means Authentic Equity Sponsor LLC, a Delaware limited liability company.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

“Trust Fund” means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with certain of the proceeds of a private placement of warrants simultaneously with the closing date of the IPO, will be deposited.

“Underwriter” means an underwriter of the IPO.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(g)	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

Preliminary

4.	The business of the Company may be commenced at any time after incorporation.

5.	The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.	The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act and the rules or requirements of any Designated Stock Exchange.

Shares

8.	Subject to these Articles, and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued, provided however that the Directors shall not allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) to the extent that it may affect the ability of the Company to carry out a conversion described in Articles 14 to 19.

9.	The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine. The securities comprising any such units which are issued pursuant to the IPO can only be traded separately from one another on the 52nd day following the date of the prospectus relating to the IPO unless the Underwriters determine that an earlier date is acceptable, subject to the Company having filed a current report on Form 8-K with the SEC and a press release announcing when such separate trading will begin. Prior to such date, the units can be traded, but the securities comprising such units cannot be traded separately from one another.

10.	The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and Series and sub-series and the different Classes and sub-classes and Series and sub-series shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes and Series (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

11.	The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

12.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

13.	Except as otherwise specified in these Articles or required by law, the holders of the Class A Shares and the Class B Shares shall vote as a single class.

FOUNDER SHARES CONVERSION AND ANTI-DILUTION RIGHTS

14.	Subject to adjustment as provided in Article 15, Class B Shares shall automatically convert into Class A Shares on a one-for-one basis (the “Initial Conversion Ratio”) at the time of a Business Combination (or earlier, at the option of the holders thereof).

15.	Notwithstanding the Initial Conversion Ratio, in the case that additional Class A Shares or Equity Linked Securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in aggregate, on an as converted basis, 20% of the sum of:

(a)	the total number of Ordinary Shares issued and outstanding upon completion of the IPO (including pursuant to the Over-Allotment Option but less the total number of Class B Shares forfeited (if any) pursuant to the Forfeiture Agreement by the Sponsor, to the extent that less than 5,000,000 units are purchased under the Forward Purchase Agreement) and the number of Class A Shares that may be sold pursuant to the Forward Purchase Agreement, plus

(b)	the total number of Class A Shares issued or deemed issued, or issuable upon the conversion or exercise of any Equity-Linked Securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding (x) any Class A Shares or Equity-Linked Securities exercisable for or convertible into Class A Shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and (y) any Private Placement Warrants issued to the Sponsor, its affiliates or the Company’s executive officers and Directors upon conversion of working capital loans and any Forward Purchase Warrants.

Notwithstanding the foregoing, the adjustment to the Initial Conversion Ratio provided for in Article 15 may be waived as to any particular issuance or deemed issuance of additional Class A Shares or Equity-linked Securities by the written consent or agreement of holders of a majority of the Class B Shares then in issue.

16.	Notwithstanding anything to the contrary contained herein in no event shall the:

(a)	Class B Shares convert into Class A Shares at a ratio that is less than one-for-one; and

(b)	Class A Shares that are delivered upon conversion of Class B Shares (only) have any redemption rights or be entitled to liquidating distributions if the Company does not consummate the initial Business Combination.

17.	References in Articles 14 to Article 19 to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

18.	Each Class B Share shall convert into its pro rata number of Class A Shares as set forth in this Article 18. The pro rata share for each holder of Class B Shares will be determined as follows: Each Class B Ordinary Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the issued and outstanding Class B Shares shall be converted pursuant to these Articles and the denominator of which shall be the total number of issued and outstanding Class B Shares at the time of conversion.

19.	The Directors may effect such conversion in the manner contemplated by Article 17 or in any other manner available under applicable law, including redeeming or repurchasing the relevant Class B Shares and applying the proceeds thereof towards payment for the new Class A Shares. For the purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of amounts standing to the credit of the Company’s share premium account or out of its capital.

Modification Of Rights

20.	Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class (other than with respect to a waiver of the provisions of the Class B Share Conversion Article hereof, which as stated therein shall only require the consent in writing of the holders of a majority of the issued Shares of that class), or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

21.	The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking parri passu with or subsequent to them or Shares with preferred rights or the redemption or purchase of any Shares of any Class by the Company.

Certificates

22.	If so determined by the Directors, any Person whose name is entered as a member in the Register may receive a certificate in the form determined by the Directors. All certificates shall specify the Share or Shares held by that person and the amount paid up thereon, provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the member entitled thereto at the Member’s registered address as appearing in the Register.

23.	Every share certificate of the Company shall bear legends required under the applicable laws, including the Exchange Act.

24.	Any two or more certificates representing Shares of any one Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of $1.00 or such smaller sum as the Directors shall determine.

25.	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

26.	In the event that Shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

Fractional Shares

27.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

Lien

28.	The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

29.	The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

30.	For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

31.	The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

Calls On Shares

32.	Subject to the terms of the allotment and issue of any Shares, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

33.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

34.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

35.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

36.	The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

37.	The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

Forfeiture Of Shares

38.	If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

39.	The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

40.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

41.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

42.	A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

43.	A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

44.	The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

45.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Transfer Of Shares

46.	Subject to these Articles and the rules or regulations of the Designated Stock Exchange or any relevant rules of the SEC or securities laws (including, but not limited to the Exchange Act), a Shareholder may transfer all or any of their Shares. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

47.	The instrument of transfer of any Share shall be in (i) any usual or common form; (ii) such form as is prescribed by the Designated Stock Exchange; or (iii) in any other form the Directors may determine and shall be executed by or on behalf of the transferor (or otherwise as prescribed by the rules and regulations of the Designated Stock Exchange) and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

48.	Subject to the terms of issue thereof and the rules or regulations of the Designated Stock Exchange or any relevant rules of the SEC or securities laws (including, but not limited to the Exchange Act), the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor.

49.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

50.	All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

Transmission Of Shares

51.	The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

52.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

53.	A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

Alteration Of SHARE Capital

54.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

55.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)	subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)	cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

56.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

Redemption, Purchase and Surrender Of Shares

57.	Subject to the Companies Act and the rules of the Designated Stock Exchange, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

58.	With respect to redeeming, repurchasing or the surrender of Shares:

(a)	Members who hold Public Shares are entitled to request the redemption of such Shares in the circumstances described in Articles 161 and 163;

(b)	Shares held by the Sponsor shall be surrendered for no consideration to the extent that:

(i)	the Over-Allotment Option is not exercised in full so that the Founders will own, on an as converted basis, 20% of the Company’s issued Shares after the IPO, plus the maximum number of Class A Shares that may be sold pursuant to the Forward Purchase Agreement; and

(ii)	they are forfeited pursuant to the Forfeiture Agreement in the event that less than 5,000,000 units are purchased under the Forward Purchase Agreement; and

(c)	Public Shares shall be repurchased by way of tender offer in the circumstances set out in Article 157(b).

59.	Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

60.	The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

61.	The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

Treasury Shares

62.	Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

63.	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

64.	The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

65.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

General Meetings

66.	The Directors may, whenever they think fit, convene a general meeting of the Company and, for the avoidance of doubt, Members shall not have the ability to call general meetings except as provided in Article 69. Members seeking to bring business before an annual general meeting or to nominate candidates for appointment as Directors at the annual general meeting must deliver notice to the principal executive officer of the Company not less than 120 days and not more than 150 days prior to the date of the Company’s annual general meeting or, if the Company did not hold an annual general meeting during the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the Directors with such deadline being a reasonable time before the Company begins to print and send its related proxy materials.

67.	For so long as the Company’s Shares are traded on a Designated Stock Exchange, the Company shall in each year hold a general meeting as its annual general meeting at such time and place as may be determined by the Directors in accordance with the rules of the Designated Stock Exchange, unless such Designated Stock Exchange does not require the holding of an annual general meeting.

68.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

69.	If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

Notice Of General Meetings

70.	At least five clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

71.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

Proceedings At General Meetings

72.	All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

73.	No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. One or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

74.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

75.	If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

76.	The chairman, if any, of the Directors shall preside as chairman at every general meeting of the Company.

77.	If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or Person nominated by the Directors shall preside as chairman, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of that meeting.

78.	The chairman may adjourn a meeting from time to time and from place to place either:

(a)	with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)	without the consent of such meeting if, in his sole opinion, he considers it necessary to do so to:

(i)	secure the orderly conduct or proceedings of the meeting; or

(ii)	give all persons present in person or by proxy and having the right to speak and / or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

79.	A resolution put to the vote of the meeting shall be decided on a poll in such manner as the chairman directs.

80.	In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

Votes Of shareholders

81.	Subject to any rights and restrictions for the time being attached to any Share, every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, shall have one vote for each Share of which he or the Person represented by proxy is the holder.

82.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

83.	A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

84.	No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

85.	On a poll votes may be given either personally or by proxy.

86.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised or given in such other manner as the Directors may approve. A proxy need not be a Shareholder.

87.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

88.	The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

89.	A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

Corporations Acting By Representatives At Meetings

90.	Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

CLEARING HOUSES

91.	If a clearing house (or its nominee) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of Members of the Company provided that, if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such person is so authorised. A person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorisation.

Directors

92.	The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

93.	There shall be no shareholding qualification for Directors.

94.	For so long as the Company’s Shares are traded on a Designated Stock Exchange, the Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors. At the first annual general meeting of Members after the IPO, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the second annual general meeting of Members after the IPO, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the third annual general meeting of Members after the IPO, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of Members, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the board of Directors shall shorten the term of any incumbent Director.

95.	Prior to the closing of an initial Business Combination, the Company may by Ordinary Resolution of the holders of the Class B Shares (only) appoint any person to be a Director or remove any Director for any reason. For the avoidance of doubt (i) prior to the closing of an initial Business Combination, holders of Class A Shares shall have no right to vote on the appointment or removal of any Director - provided, however, that if all of the Class B Shares are converted prior to the date of the initial Business Combination, the holders of Class A Shares will have the right to vote on the election of directors and (ii) following the closing of an initial Business Combination, the Company may by Ordinary Resolution (of all Shareholders entitled to vote) appoint or remove any Director in accordance with these Articles.

96.	The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. When the number of Directors is increased or decreased, the board of Directors shall, subject to Article 94 above, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

Alternate Director

97.	Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing him and where he is a Director to have a separate vote in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an Officer solely as a result of his appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

Powers And Duties Of Directors

98.	Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

99.	The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company (including, for the avoidance of doubt and without limitation, any chairman (or co-chairman) of the board of Directors, vice chairman of the board of Directors, one or more chief executive officers, presidents, a chief financial officer, a secretary, a treasurer, senior vice-presidents, vice-presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries or any other officers as may be determined by the Directors), and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

100.	The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company.

101.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

102.	The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

103.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

104.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

105.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

106.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

107.	The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

108.	The Directors shall have the authority to present a winding up petition on behalf of the Company without the sanction of a resolution passed by the Company in general meeting.

Borrowing Powers Of Directors

109.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

The Seal

110.	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

111.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

112.	Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

Disqualification Of Directors

113.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company;

(d)	prior to the closing of an initial Business Combination, is removed from office by notice in writing to the Company from the holders of a simple majority of the Class B Shares (only);

(e)	following the closing of an initial Business Combination, is removed from office by Ordinary Resolution of all Shareholders entitled to vote; or

(f)	is removed from office pursuant to any other provision of these Articles.

Proceedings Of Directors

114.	The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

115.	A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

116.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

117.	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

118.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

119.	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

120.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

121.	When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

122.	A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

123.	The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

124.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

125.	Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

126.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

127.	All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

Dividends

128.	Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

129.	Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

130.	The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

131.	Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

132.	The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

133.	Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

134.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

135.	No dividend shall bear interest against the Company.

Accounts, Audit and annual return and declaration

136.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

137.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

138.	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

139.	The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors. The financial year of the Company shall end on 31 December of each year or such other date as the Directors may determine.

140.	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an audit committee (the “Audit Committee”) as a committee of the board of Directors and shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate

141.	The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

Capitalisation Of reserves

142.	Subject to the Companies Act and these Articles, the Directors may:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article.

Share Premium Account

143.	The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

144.	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

Notices

145.	Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail, or by facsimile should the Directors deem it appropriate. Notice may also be served by electronic communication in accordance with the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or by placing it on the Company’s website. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

146.	Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

147.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service;

(d)	electronic mail or other electronic communication (such as transmission to any number, address or internet website (including the website of the SEC) or other electronic delivery methods as otherwise decided and approved by the Directors), shall be deemed to have been served immediately upon the time of the transmission by electronic mail or approved electronic communication, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; or

(e)	placing it on the Company’s website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

148.	Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

149.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

Indemnity

150.	To the fullest extent permitted by law, every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions or proceedings whether threatened, pending or completed (a “Proceeding”), costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own actual fraud, wilful default or wilful neglect as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment), in the execution or discharge of his duties, powers, authorities or discretions or in respect of any actions or activities undertaken by an Indemnified Person provided for and in accordance with the provisions set out above (inclusive) including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending or otherwise being involved in, (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. Each Member agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud, wilful default or wilful neglect which may attach to such Director.

151.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own actual fraud, wilful default or wilful neglect as determined by a court of competent jurisdiction.

152.	The Company will pay the expenses (including attorneys’ fees) incurred by a Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under these Articles or otherwise.

153.	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

154.	The rights to indemnification and advancement of expenses conferred on any indemnitee as set out above will not be exclusive of any other rights that any indemnitee may have or hereafter acquire. The rights to indemnification and advancement of expenses set out above will be contract rights and such rights will continue as to an Indemnified Person who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

Non-Recognition Of Trusts

155.	Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

BUSINESS COMBINATION REQUIREMENTS

156.	Notwithstanding any other provision of the Articles, the Articles under this heading “Business Combination Requirements” shall apply during the period commencing upon the adoption of the Articles and terminating upon the first to occur of the consummation of any Business Combination and the distribution of the Trust Fund pursuant to Article 163. In the event of a conflict between the Articles under this heading “Business Combination Requirements” and any other Articles, the provisions of the Articles under this heading “Business Combination Requirements” shall prevail.

157.	Prior to the consummation of any Business Combination, the Company shall either:

(a)	submit such Business Combination to its Members for approval; or

(b)	provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, calculated as of two business days prior to the consummation of the Company’s initial Business Combination, including interest earned on the Trust Fund and not previously released to the Company to pay tax obligations, if any, (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue, provided that the Company shall not repurchase Public Shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001.

158.	If the Company initiates any tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act in connection with a proposed Business Combination, it shall file tender offer documents with the SEC prior to completing such Business Combination which contain substantially the same financial and other information about such Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act.

159.	If, alternatively, the Company holds a general meeting to approve a proposed Business Combination, the Company will conduct any redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, and not pursuant to the tender offer rules, and file proxy materials with the SEC.

160.	At a general meeting called for the purposes of approving a Business Combination pursuant to these Articles, in the event that a majority of the Shares voted are voted for the approval of a Business Combination, the Company shall be authorised to consummate a Business Combination.

161.	Any Member holding Public Shares who is not a Founder, officer or Director may, contemporaneously with any vote on a Business Combination, elect to have their Public Shares redeemed for cash (the “IPO Redemption”), provided that no such Member acting together with any affiliate or any other person with whom such Member is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act) may exercise this redemption right with respect to more than an aggregate of 15% of the Public Shares without the consent of the Company, and provided further that any holder that holds Public Shares beneficially through a nominee must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. In connection with any vote held to approve a proposed Business Combination, holders of Public Shares seeking to exercise their redemption rights will be required to either tender their certificates (if any) to the Company’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote on the proposal to approve a Business Combination. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Fund calculated as of two business days prior to the consummation of a Business Combination, including interest earned on the Trust Fund and not previously released to the Company to pay income taxes, if any, (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue (such redemption price being referred to herein as the “Redemption Price”).

162.	The Redemption Price shall be paid promptly following the consummation of the relevant Business Combination. If the proposed Business Combination is not approved or completed for any reason then such redemptions shall be cancelled and share certificates (if any) returned to the relevant Members as appropriate.

163.	(a) In the event that either the Company does not consummate a Business Combination by twenty-four months after the closing of the IPO, or such later time as the Members of the Company may approve in accordance with the Articles or a resolution of the Company’s Members is passed pursuant to the Companies Act to commence the voluntary liquidation of the Company prior to the consummation of a Business Combination for any reason, and the Company shall: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, including interest earned on the Trust Fund and not previously released to the Company to pay tax obligations, if any, (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve, subject in the case of sub-articles (ii) and (iii), to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

(b) If any amendment is made to Article 163(a) that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within twenty-four months after the date of the closing of the IPO, or any amendment is made with respect to any other provisions of these Articles relating to the rights of holders of Class A Shares, each holder of Public Shares who is not a Founder, officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, including interest earned on the Trust Fund and not previously released to the Company to pay its tax obligations, if any, (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue.

164.	Except for the withdrawal of interest to pay tax obligations, if any, none of the funds held in the Trust Fund shall be released from the Trust Fund until the earlier of an IPO Redemption pursuant to Article 162, a repurchase of Shares by means of a tender offer pursuant to Article 157(b), a distribution of the Trust Fund pursuant to Article 163(a) or an amendment under Article 163(b). In no other circumstance shall a holder of Public Shares have any right or interest of any kind in the Trust Fund.

165.	After the issue of Public Shares, and prior to the consummation of a Business Combination, the Directors shall not issue additional Shares or any other securities that would entitle the holders thereof to: (a) receive funds from the Trust Fund; or (b) vote on any Business Combination or any other proposal presented to the Shareholders prior to or in connection with the completion of a Business Combination.

166.	The Company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Fund (excluding the amount of deferred underwriting discounts held in the Trust Fund and taxes payable on the income earned on the Trust Fund) at the time of the Company’s signing a definitive agreement in connection with a Business Combination. An initial Business Combination must not be effectuated with another blank cheque company or a similar company with nominal operations. In the event the Company enters into a Business Combination with an entity that is affiliated with the Sponsor, officers or Directors, the Company, or a committee of independent directors (as defined pursuant to the rules and regulations of the Designated Stock Exchange), will obtain an opinion that the Company’s initial Business Combination is fair to the Company from a financial point of view from either an independent investment banking firm or another independent entity that commonly renders valuation opinions.

167.	Any payment made to members of the Audit Committee (if one exists) shall require the review and approval of the Directors, with any Director interested in such payment abstaining from such review and approval.

168.	A Director may vote in respect of any Business Combination in which such Director has a conflict of interest with respect to the evaluation of such Business Combination. Such Director must disclose such interest or conflict to the other Directors.

169.	The Audit Committee shall monitor compliance with the terms of the IPO and, if any non-compliance is identified, the Audit Committee shall be charged with the responsibility to take all action necessary to rectify such non-compliance or otherwise cause compliance with the terms of the IPO.

170.	The Company may enter into a Business Combination with a target business that is affiliated with the Sponsor, the Directors or officers of the Company if such transaction were approved by a majority of the independent directors (as defined in Article 166) and the directors that did not have an interest in such transaction. In the event the Company enters into a Business Combination with an entity that is affiliated with the Sponsor, the Directors or officers, the Company, or a committee of independent directors (as defined in Article 166), will obtain an opinion that the Business Combination is fair to the Company from a financial point of view from either an independent investment banking firm or another independent entity that commonly renders valuation opinions.

BUSINESS OPPORTUNITIES

171.	In recognition and anticipation of the facts that: (a) directors, managers, officers, members, partners, managing members, employees and/or agents of one or more members of the Investor Group (each of the foregoing, an “Investor Group Related Person”) may serve as Directors and/or officers of the Company; and (b) the Investor Group engages, and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions of Articles 171 to 175 are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the Members and the Investor Group Related Persons, and the powers, rights, duties and liabilities of the Company and its officers, Directors and Members in connection therewith.

172.	To the fullest extent permitted by applicable law, the Investor Group and the Investor Group Related Persons shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company.

173.	To the fullest extent permitted by applicable law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for either the Investor Group or the Investor Group Related Persons, on the one hand, and the Company, on the other.

174.	Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, the Investor Group and the Investor Group Related Persons shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or officer of the Company solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

175.	Except as provided elsewhere in these Articles, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and the Investor Group, about which a Director and/or officer of the Company who is also an Investor Group Related Person acquires knowledge and the Company shall, to the fullest extent permitted by applicable law, waive any interest in any such corporate opportunity offered to any Director or officer.

176.	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company and (if applicable) each Member hereby waives, to the fullest extent permitted by applicable law, any and all claims and causes of action that the Company may have for such activities described in Articles 172 to 175 above. To the fullest extent permitted by applicable law, the provisions of Articles 172 to 175 apply equally to activities conducted in the future and that have been conducted in the past.

Winding Up

177.	If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as he thinks fit in satisfaction of creditors’ claims.

178.	If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

Amendment Of Articles Of Association

179.	Subject to the Companies Act and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

Closing of register or fixing record date

180.	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may, by any means in accordance with the requirements of any Designated Stock Exchange, provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

181.	In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

182.	If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

Registration By Way Of Continuation

183.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

Mergers and Consolidation

184.	The Company may merge or consolidate in accordance with the Companies Act.

185.	To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

disclosure

186.	The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.